UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2022

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-27039	98-1246221
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

633 W. 5th Street, Suite 2826

Los Angeles, California ,90071

Telephone: (888) 777-4362

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCOA	None

Item 3.03 Material Modification to Rights of Security Holders.

(a) On February 4, 2022, the Registrant’s board of directors pursuant to Article IV of its Articles of Incorporation, and Utah Corporations Code 16-10a-1002, unanimously passed a resolution in a special meeting to amend the corporation’s articles to reduce the par value of the Registrant’s common stock from $0.001 per share to zero par value ($0.00) per share.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2022, a majority of the Registrant’s shareholders, by written consent without the formality of a meeting, adopted a resolution to amend the Registrant’s articles of incorporation to decrease the par value of its common stock from $0.001 to $0.000 per share. Prior to the amendment, the Company’s common stock had a par value of $0.001.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description	Location
	3.1	Written Consent	Filed Herewith
	20.1	Board Resolution	Filed Herewith
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Jesus M. Quintero
Date: February 8, 2022	Name: Jesus M. Quintero Title: Chief Executive Officer